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                                                                     EXHIBIT 4.2


                       FACE OF FLOATING RATE GLOBAL NOTE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      REGISTERED
No. 001                                                         PRINCIPAL AMOUNT
                                                                $150,000,000.00
CUSIP No. 318074 AC5

                           FINOVA CAPITAL CORPORATION
                     FLOATING RATE NOTES DUE MARCH 6, 1998

     FINOVA CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (formerly Greyhound Financial Corporation) (the "Company" or the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION ($150,000,000) DOLLARS on March 6, 1998 (the "Maturity Date") and to pay interest thereon at the rate per annum described below until the principal hereof is paid or duly made available for payment. This Note will bear interest from March 6, 1995, payable quarterly in arrears on March 6, June 6, September 6 and December 6 of each year, commencing on June 6, 1995 (each, an "Interest Payment Date"). If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, and such interest payment will have the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date or Interest Payment Date. As used herein, "Business Day" means any day that is not a Saturday or Sunday, and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close. Interest on this Note will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360. As used herein, "Interest Period" means the period from and including March 6, 1995 to, but excluding, June 6, 1995, and thereafter each successive period from, and including an Interest Payment Date to, but excluding, the next


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Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the Maturity Date and will be payable to the person to whom principal is payable.

     The rate of interest for each Interest Period shall be .25% per annum above the London interbank offered rates ("LIBOR") for three-month U.S. dollar deposits determined two London Business Days prior to the commencement of each Interest Period determined by the Calculation Agent in accordance with the following provisions:

         (i) On each Interest Determination Date, LIBOR will be the rate for three-month deposits in U.S. dollars commencing on the second London Business Day immediately following such Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Page 3750" means the display on the Dow Jones Telerate Service on such page (or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollars). If no rate appears on Telerate Page 3750, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in
     (ii) below.

        (ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, LIBOR will be determined on the basis of the rates at which three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following such Interest Determination Date, in a principal amount that is representative for a single transaction in such market at such time, are offered at approximately 11:00 a.m., London time, on such Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g. 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded as aforesaid) of the rates quoted by three major banks in The City of New York (selected by the Calculation Agent) at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, commencing on the second London Business Day immediately following such Interest



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     Determination Date and in a principal amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as set forth above, LIBOR will by LIBOR in effect on such Interest Determination Date.

     The "Calculation Agent" shall be The Chase Manhattan Bank, N.A. The Calculation Agent will notify the Company of each determination of the interest rate applicable to this Note promptly after such determination is made. The Trustee under the Indenture will, upon the request of the Holder of the Note, provide the interest rate then in effect and, if different, the interest rate which will become effective as of the Interest Reset Date as a result of a determination made with respect to the most recent Interest Determination Date. As used herein "London Business Day" shall mean a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market; the "Interest Determination Date" pertaining to the beginning of an Interest Period will be the second London Business Day preceding the related Interest Reset Date; and the "Interest Reset Date" with respect to any Interest Period shall mean the first day of such Interest Period.

     The record date shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date (each, a "Record Date").

     The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, the defaulted interest shall be paid to the Person in whose name this Note is registered on a subsequent record date, such record date to be not less than five days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the Holder of this Note not less than 15 days preceding such subsequent record date.

     Payment of the principal of or interest on this Note will be made at the office or agency of the Company maintained for such purpose in the City of New York and in such place or places as the Company may from time to time designate by written notice to the Trustee, in such coin or currency of the United Sates of America as at the time of payment is legal tender for payment of public and private debts, provided that payment of interest on any Interest Payment Date may at the option of the Company be made by check mailed first-class to the address of the Person entitled thereto as such address shall appear in the Security Register.



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     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Note is one of a separate series of Securities designated under the Indenture as "Floating Rate Notes Due March 6, 1998" (the "Notes").

     Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.




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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:  March 6, 1995

                                          FINOVA CAPITAL CORPORATION

        [SEAL]
                                          By:
                                              ------------------------------
                                                  Samuel L. Eichenfield
                                                  Chairman of the Board,
                                                   President and Chief
                                                    Executive Officer


Attest:

By:
    --------------------------------
    William J. Hallinan
    Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities issued
under the Indenture described herein.

THE CHASE MANHATTAN BANK, N.A.,
  as Trustee

By:
    --------------------------------
    Authorized Signatory



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                                    Reverse

                           FINOVA CAPITAL CORPORATION
                     FLOATING RATE NOTES DUE MARCH 6, 1998

     This Note is one of a duly authorized series of Securities of the Company (hereinafter called the "Securities"), issued and to be issued under an indenture, dated as of September 1, 1992 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of a respective rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes (the "Holders") and the Securities and the terms upon which the Notes and the Securities are to be authenticated and delivered.

     Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

     This Note will not be subject to a sinking fund and is not redeemable at the option of the Company prior to the Maturity Date stated above. The Indenture provides for the defeasance of the Notes in certain circumstances.

     If an event of default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time outstanding which are affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu



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hereof, whether or not notation of such consent or waiver is made upon this
Note.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have the right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless: (a) such Holder shall have previously given to the Trustee written notice of a continuing event of default with respect to the Notes; (b) the Holders of 25% or more in principal amount of outstanding Notes shall have made written request and offered reasonable indemnity and security satisfactory to the Trustee to institute such proceeding; and (c) the Trustee shall have failed to institute such proceeding within 60 days of receiving such notice, request and offer; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency herein or in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or such other place or places as the Company may designate by written notice to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.



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     Prior to due presentment of this Note for registration of transfer, the
Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.



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     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


______________________________________


________________________________________________________________________________
     PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE


________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________ attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.





Dated: _____________________                ____________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within Note in every particular,
                                            without alteration or enlargement or
                                            any change whatsoever.



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